Exhibit 99.1

Ault Alliance Announces Termination of At-the-Market Equity Offering Program

LAS VEGAS--(BUSINESS WIRE) – March 13, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance” or the “Company”) announced today that it has terminated its “at-the-market” equity offering program relating to sales of common stock (“ATM Facility”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). The Company elected to terminate the ATM Facility to limit uncertainty and unfavorable dilution for its stockholders.

Although the Company initiated the 5-day termination process of the ATM Facility with the Agent, with the official termination to take effect on March 17, 2023, the Company will make no further sales of shares of its common stock under the ATM Facility. Upon termination, the Company will have no further obligations related to the ATM Facility. Upon the announcement of the initiation of the ATM Facility’s termination process, the Company had sold 317.9 million shares of common stock and raised approximately $176.6 million in gross proceeds, or approximately $0.56 per share.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of the Company’s common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at https://www.ault.com/ or available at https://www.sec.gov/.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including a metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at https://www.sec.gov/ and on the Company’s website at https://www.ault.com/.

Contacts

IR@Ault.com or 1-888-753-2235